                                                                     EXHIBIT 21

                      SUBSIDIARIES OF OLIN CORPORATION/1/
                           (as of December 31, 1999)

                                              % Ownership
   Company                                 (Direct/Indirect)    Jurisdiction
   -------------------                     ----------------- -------------------
   A.J. Oster Caribe, Inc.                 100               DE
   A.J. Oster Foils, Inc.                  100               DE
   A.J. Oster West, Inc.                   100               RI
   Bridgeport Brass Corporation/2/         100               IN
   Bryan Metals, Inc./3/                   100               OH
   Hunt Trading Co.                        100               MO
   Lectranator Corporation                 100               OH
   Olin Aegis                              100               DE
   Olin Benefits Management, Inc./4/        90               CA
   Olin Engineered Systems, Inc.           100               DE
   Olin Environmental Management, Inc./4/   90               DE
   Olin Far East, Limited                  100               DE
   Olin Financial Services Inc.            100               DE
   Olin Sunbelt, Inc.                      100               DE
   Ravenna Arsenal, Inc.                   100               OH
   Sunbelt Chlor Alkali Partnership         50               DE
   Nutmeg Insurance Limited                100               Bermuda
   Olin Asia Pacific Pte. Ltd.             100               Singapore
   Olin Australia Limited                  100               Australia
   Olin Brass Japan, Inc.                  100               Japan
   Olin Canada Inc.                        100               Canada
   Olin Corporation N.Z. Limited           100               New Zealand
   Olin Export Trading Corporation         100               U.S. Virgin Islands
   Olin Hunt Specialty Products S.r.l.     100               Italy
   Olin Mexico S.A. de C.V.                100               Mexico
   Olin (UK) Limited                       100               United Kingdom
   Productora de Alcoholes Hidratados,
    C.A. (PRALCA)                           25               Venezuela
   Reductone Brasil Ltda.                  100               Brazil
   Yamaha-Olin Metal Corporation            50               Japan

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/1/There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
/2/d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in
  CA, IL, IN, NJ, NC, OH, PA, RI and TX.
/3/d/b/a "Bryan Metals of Ohio" in NJ.
/4/Class A shares, all of which are held directly and indirectly by Olin
  Corporation, have the right to elect 4 directors. Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.